Exhibit 99.1

Post Holdings to Acquire 8th Avenue Food & Provisions; Updates Fiscal Year 2025 Outlook
•Acquisition expands strategically important categories to deepen portfolio price-point diversification
•Clear line-of-sight to business and synergy potential
•Accretive to Post’s free cash flow*
* For additional information regarding non-GAAP measures, such as Adjusted EBITDA and free cash flow, see the related explanations presented under “Use of Non-GAAP Measures” later in this release.

St. Louis – June 3, 2025 – Post Holdings, Inc. (NYSE: Post) (“Post”), a consumer packaged goods holding company, announced today it has signed a definitive agreement to acquire 8th Avenue Food & Provisions, Inc. (“8th Avenue”). Post will extinguish the outstanding net debt of 8th Avenue and acquire all equity interests for a net payment of approximately $880 million. 8th Avenue’s categories include branded and private label dry pasta and private label nut butters, granola, and fruit & nut.
“With this acquisition, we further our strategy of tactical private label positioning alongside leading brands. I am pleased to welcome back the approximately 1,580 employees of 8th Avenue who will join us as Post colleagues,” said Rob Vitale, President and Chief Executive Officer of Post.
The acquisition internalizes the manufacturing of Post’s Peter Pan® peanut butter, represents Post’s entry into the dry pasta category with leading brand Ronzoni® and enables greater participation in the growing granola sub-category of ready-to-eat cereal. The acquisition is expected to be completed on July 1, 2025, Post’s fourth quarter of fiscal year 2025, subject to closing conditions.
Financial Details
Post will acquire 8th Avenue for approximately $880 million, which includes the assumption of $111 million of finance leases. The remainder of the purchase price will be paid in cash to retire existing debt, including 8th Avenue’s First Lien Term Loan, First Lien Incremental Term Loan, Second Lien Term Loan and Revolving Credit Facility, and to acquire the remaining preferred and common equity interests in 8th Avenue not currently owned by Post. Post expects to fund the purchase price with a combination of cash on hand and through borrowings under its existing revolving credit facility. The acquisition is expected to modestly increase leverage; upon closing of the acquisition, Post’s acquisition adjusted net leverage ratio is expected to be approximately 4.6x.
Upon closing of the acquisition, the financial results of 8th Avenue will be reported in the Post Consumer Brands segment. Post management expects 8th Avenue to contribute approximately $115 million of Adjusted EBITDA* in the next twelve months following the close of the acquisition, before the realization of cost synergies, which Post management expects to be at an annual run rate of approximately $15 million by the end of fiscal year 2026. Post management expects 8th Avenue to generate incremental free cash flow, complementing Post’s cash generation-focused business model and preserving Post’s capital allocation flexibility.
Outlook
Contingent on the closure of the acquisition of 8th Avenue on July 1, 2025, Post management updated its guidance range for fiscal year 2025 Adjusted EBITDA to $1,460-$1,500 million from $1,430-$1,470 million.

Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. For additional information regarding Post’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measures.”
Use of Non-GAAP Measures
In this release, Post discloses its expectations as to the effect of the acquisition of 8th Avenue on Post’s Adjusted EBITDA and free cash flow and provides an updated fiscal year 2025 Adjusted EBITDA outlook for Post assuming the completion of the acquisition on July 1, 2025. Post uses Adjusted EBITDA and free cash flow, both of which are non-GAAP measures, in this release to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP measure which represents earnings before interest, income taxes, depreciation, amortization and other adjustments. Free cash flow is a non-GAAP measure which represents cash flow from operating activities less capital expenditures. Adjusted EBITDA and free cash flow are not prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies.
Post management uses certain non-GAAP measures, including Adjusted EBITDA, as key metrics in the evaluation of underlying company and segment performance, in making financial, operating and planning decisions, and, in part, in the determination of bonuses for its executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Post management believes the use of non-GAAP measures, including Adjusted EBITDA, provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends. In addition, Post management believes that free cash flow is useful to investors in evaluating Post’s ability to service debt and repurchase shares of its common stock.
Because Post discusses Adjusted EBITDA and free cash flow in this release only in relation to Post management’s expectations of the future effect of the acquisition of 8th Avenue on these non-GAAP measures, Post has not provided a reconciliation of these forward-looking Adjusted EBITDA and free cash flow expectations to the mostly directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for income/expense on swaps, net, integration and transaction costs, mark-to-market adjustments on equity security investments, mark-to-market adjustments on commodity and foreign exchange hedges, gain/loss on extinguishment of debt, net, equity method investment adjustment and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this release. It also should be recognized that the reliability of any forecasted financial data diminishes the further in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Post’s acquisition adjusted net leverage ratio is based on Post’s Total Net Leverage Ratio, as such term is defined in Post’s credit agreement, as amended, which was filed as Exhibit 10.1 to Post’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024. Post’s Total Net Leverage Ratio is utilized as a measure of ability to service debt.
Forward Looking Statements
Certain matters discussed in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding Post’s expected synergies and benefits from its acquisition of 8th Avenue, statements regarding how the financial results for 8th Avenue will be reported in Post’s financial statements after the closing of the acquisition, Post’s updated fiscal year 2025 Adjusted EBITDA outlook assuming the completion of the acquisition on July 1, 2025, the forecasted Adjusted EBITDA of 8th Avenue, expectations about the impact of the acquisition on Post’s net leverage and cash flows, expectations about future business plans and prospective performance and opportunities for 8th Avenue and the expected timing of the completion of the acquisition. These forward-looking statements may be identified from the use of forward-looking terminology such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that the acquisition will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, but are not limited to, the following:
•the ability and timing to consummate the proposed acquisition of 8th Avenue;
•Post’s ability to promptly and effectively integrate 8th Avenue after the acquisition has closed, and Post’s ability to obtain expected cost savings and synergies of the acquisition;
•operating costs and business disruption (including difficulties maintaining relationships with 8th Avenue employees) that may be greater than expected;
•disruptions or inefficiencies in Post’s supply chain, tariffs, inflation, labor shortages, public health crises, climatic events, avian influenza and other agricultural diseases and pests, fires and other events beyond Post’s control;
•changes in economic conditions, financial instability, disruptions in capital and credit markets, changes in interest rates and fluctuations in foreign currency exchange rates;
•volatility in the cost or availability of inputs to Post’s businesses (including raw materials, energy and other supplies and freight);
•Post’s and its customers’ ability to compete in their respective product categories, including the success of pricing, advertising and promotional programs and the ability to anticipate and respond to changes in consumer and customer preferences and behaviors;
•Post’s ability to hire and retain talented personnel, increases in labor-related costs, employee safety, labor strikes, work stoppages, unionization efforts and other labor disruptions;
•Post’s high leverage, its ability to obtain additional financing and service its outstanding debt (including covenants restricting the operation of its businesses) and a potential downgrade in Post’s credit ratings;
•Post’s ability to successfully implement business strategies to reduce costs;
•Post’s reliance on third parties and others for the manufacture of many of its products;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents, information security breaches or enterprise resource planning system implementations;
•allegations that Post’s products cause injury or illness, product recalls and withdrawals, product liability claims and other related litigation;
•compliance with existing and changing laws and regulations;
•the impact of litigation;
•Post’s ability to successfully integrate the pet food assets and operations acquired in April 2023 and in the Perfection Pet Foods, LLC acquisition, deliver on the expected financial contribution, cost savings and synergies from these acquisitions and maintain relationships with employees, customers and suppliers for the acquired businesses, while maintaining focus on Post’s pre-acquisition businesses;
•Post’s ability to identify, complete and integrate or otherwise effectively execute acquisitions or other strategic transactions;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;
•the success of new product introductions;
•differences in Post’s actual operating results from any of its guidance regarding Post’s future performance;
•impairment in the carrying value of goodwill, other intangibles or long-lived assets;
•risks associated with Post’s international businesses;

•business disruption or other losses from changes in governmental administrations, political instability, terrorism, war or armed hostilities or geopolitical tensions;
•risks related to the intended tax treatment of Post’s divestitures of its interest in BellRing Brands, Inc.;
•Post’s ability to protect its intellectual property and other assets and to license third-party intellectual property;
•costs associated with the obligations of Bob Evans Farms, Inc. (“Bob Evans”) in connection with the sale of its restaurants business, including certain indemnification obligations and Bob Evans’s payment and performance obligations as a guarantor for certain leases;
•changes in critical accounting estimates;
•losses or increased funding and expenses related to Post’s qualified pension or other postretirement plans;
•conflicting interests or the appearance of conflicting interests resulting from any of Post’s directors and officers also serving as directors or officers of other companies; and
•other risks and uncertainties described in Post’s filings with the SEC.

These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American ready-to-eat cereal and pet food categories and also markets Peter Pan® peanut butter. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. Post participates in the private brand food category through its ownership interest in 8th Avenue Food & Provisions, Inc. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959
Media Relations
Tara Gray
tara.gray@postholdings.com
(314) 644-7648

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